Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Option Plan and the Directors Stock Option Plan of Cunningham Graphics International, Inc. of our report dated January 16, 1998 with respect to the predecessor consolidated financial statements and schedules of Cunningham Graphics International, Inc. included in its Registration Statement (Form S-1 No. 333-46541), in the form in which it became effective, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


Princeton, New Jersey
May 8, 1998